UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 9, 2022 (November 7, 2022)

VEMANTI GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	46-5317552
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

7545 Irvine Center Dr., Ste 200, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 559-7200

(Former name or former address, if changed since last report.)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 7, 2022, Vemanti Group, Inc. (the “Company”), a Nevada corporation, entered into an equity financing agreement (the “Equity Financing Agreement”), dated as of October 25, 2022, with Jefferson Street Capital LLC (“Jefferson”), a New Jersey limited liability company. Pursuant to the Equity Financing Agreement, Jefferson agreed to purchase up to $10 million shares of the Company’s common stock, par value $0.0001 per share, over the course of twenty-four (24) months following the effectiveness of the Company’s registration statement (the “Effective Date”) registering such shares. The price of shares to be issued under the Equity Financing Agreement shall be 82.5% of the lowest trading price of the Company’s common stock for the twelve (12) consecutive trading days prior to delivery of each Put Notice (as defined in the Equity Financing Agreement) by the Company.

Beginning on the Effective Date and ending on the earlier to occur of the (i) date which is 24 months from the Effective Date or (ii) termination of the Equity Financing Agreement, the Company may, in its sole discretion, deliver a Put Notice stating the dollar amount which the Company intends to sell to Jefferson. There must be a minimum of 10 trading days between Put Notices, and the maximum dollar amount of each Put (as defined in the Equity Financing Agreement) cannot exceed 250% of the average daily trading dollar volume for the 20 days prior to each Put. Furthermore, no Put can exceed $500,000.

In the event that the lowest volume-weighted average price (the “VWAP”) of the Company’s common stock for 3 consecutive trading days during the 7 trading days following a Put (the “Trading Period”) is less than 82.5% of the market price that is used to determine the purchase price and, as of the end of such Trading Period, Jefferson holds shares issued pursuant to such Put (the “Trading Period Shares”), then the Company shall issue additional shares to Jefferson as may be necessary to adjust the purchase price for that portion of the Put represented by the Trading Period Shares to equal the lowest VWAP during the Trading Period (the “Make Whole Amount”). Said amount shall not exceed 10% of the Put amount. Notwithstanding the foregoing, the board of directors of the Company may issue such additional shares to Jefferson to equal 100% of the Make Whole Amount.

Jefferson will not be entitled to purchase such an amount of shares, which, when added to the sum of the number of shares of common stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the Securities Exchange Act of 1934, as amended) by Jefferson, would exceed 4.99% of the number of shares of the Company’s common stock outstanding.

The Equity Financing Agreement will terminate: (i) when Jefferson has purchased an aggregate of $10 million shares of the Company’s common stock, (ii) 24 months after the Effective Date, (iii) at such time the registration statement is no longer in effect, or (iv) upon 30 days’ notice given by the Company if Jefferson has not fulfilled a Put. The Equity Financing Agreement will be suspended if (i) trading of the Company’s common stock is suspended for 2 consecutive trading days by the Securities and Exchange Commission (the “SEC”), the Financial Industry Regulatory Authority or the principal market where the shares trade or (ii) if the Company’s common stock ceases to be quoted or the registration statement is no longer effective.

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The Company agreed to pay Network 1 Financial Securities Inc., a registered broker dealer, 8% of the purchase amount of each Put in cash, and to issue them a cashless warrant equal to 8% of the Put shares.

The Company agreed not to pursue a similar equity financing transaction with any other party until such time as the registration statement has been declared effective.

The Company and Jefferson made certain representations and warranties to each other that are customary for transactions similar to this one, subject to specified exceptions and qualifications. Each of the Company and Jefferson also agreed to indemnify the other.

Concurrently with the execution and delivery of the Equity Financing Agreement, the Company and Jefferson entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to use commercially reasonable best efforts to file a registration statement with the SEC no later than 30 calendar days and have it declared effective no more than 90 calendar days after the filing. No other shares can be included on this registration statement without Jefferson’s prior written consent and the Company shall not file any other registration statement until 30 days after the registration statement for Jefferson has been declared effective by the SEC.

The foregoing descriptions of the Equity Financing Agreement and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the complete text of the Equity Financing Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibit 10.12 and 10.13, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.12	Equity Financing Agreement, dated October 25, 2022, by and between Vemanti Group, Inc., and Jefferson Street Capital LLC
10.13	Registration Rights Agreement, dated October 25, 2022, by and between Vemanti Group, Inc., and Jefferson Street Capital LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VEMANTI GROUP, INC.

Date: November 9, 2022	By:	/s/ Tan Tran
	Name:	Tan Tran
	Title:	Chief Executive Officer

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